EXHIBIT 3.1.2


                                                                  FILE# C1574900
                                                      Filed on February 25, 2003


             Certificate of Amendment to Articles of Incorporation
            (Pursuant to Nevada Revised Statutes 78.385 and 78.390)

1.    Name of corporation: Maxxzone.com, Inc.

2. The articles have been amended as follows: Article 3. Shares: Number of shares with par value: 100,000,000 Par Value $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
      2700.

4.    Officer's Signature:

      /s/ Roland Becker
      -------------------------------------
      Roland Becker, President

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                                 EXHIBIT 3.1.2

                                                                  FILE# C1574900
                                                      Filed on February 12, 2004


             Certificate of Amendment to Articles of Incorporation
            (Pursuant to Nevada Revised Statutes 78.385 and 78.390)

2.    Name of corporation: Maxxzone.com, Inc.

2. The articles have been amended as follows: Article 3. Shares: Common Shares Authorized: 200,000,000 with par value of $0.001 Preferred Shares authorized: 5,000,000 with par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is in excess of 51%.

4.    Officer's Signature: